UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2026

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File Number)	32-0420206 (IRS Employer Identification No.)

1633 Broadway, 41st Floor New York, NY 10019 (Address of principal executive offices)

(212) 418-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	VIRT	New York Stock Exchange

Item 2.02	results of operations and financial condition.

On November 5, 2026, Virtu Financial, Inc., a Delaware corporation (the “Company”), issued a press release setting forth its financial results for the quarter ended September 30, 2026 and announcing its planned reincorporation from the State of Delaware to the State of Texas. A copy of the Company's press release is attached as Exhibit 99.1 to this report. The Company does not intend for this Item 2.02 or Exhibit 99.1 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or to be incorporated by reference into filings under the Securities Act of 1933, as amended.

ITEM 8.01	OTHER EVENTS.

On November 4, 2026, the Board of Directors (the “Board”) of the Company upon the unanimous recommendation of a special committee of the Board, adopted resolutions (the “Reincorporation Resolutions”) approving a Plan of Conversion (the “Plan of Conversion”) pursuant to which the Company will convert from a corporation organized under the laws of the State of Delaware to a corporation organized under the laws of the State of Texas (the “Reincorporation”). Also on November 4, 2026, TJMT Holdings LLC, which holds a majority of the aggregate voting power of the issued and outstanding common stock of the Company entitled to vote on the Reincorporation, approved and adopted by written consent the Reincorporation, the Plan of Conversion and the Reincorporation Resolutions.

The Plan of Conversion provides that, at the effective time of the Reincorporation specified in the certificates of conversion to be filed with the Secretaries of State of Delaware and Texas (the “Effective Time”), and subject to the terms of the Plan of Conversion, the Company will continue its existence, without lapse or interruption, as a Texas corporation under the name “Virtu Financial, Inc.” Each share of the Company’s Class A common stock, par value $0.00001 per share; Class B common stock, par value $0.00001 per share; Class C common stock, par value $0.00001 per share; and Class D common stock, par value $0.00001 per share, issued and outstanding or held in treasury immediately prior to the Effective Time will automatically convert into one share of the corresponding class of common stock of the Texas corporation. At the Effective Time, the internal affairs of the Company will cease to be governed by the General Corporation Law of the State of Delaware, the Company’s Second Amended and Restated Certificate of Incorporation and its Amended and Restated By-laws and will instead be governed by the Texas Business Organizations Code, the Texas certificate of formation and the Texas bylaws in the forms attached to the Plan of Conversion.

As provided in the Plan of Conversion, the directors and officers of the Company serving immediately prior to the Effective Time will continue to serve as the directors and officers, respectively, of the Texas corporation, and the committees of the Board immediately prior to the Effective Time will continue as committees of the board of directors of the Texas corporation. The Company’s employment agreements, employee benefit and incentive compensation plans and other agreements will continue as agreements and plans of the Texas corporation on the same terms and conditions. Outstanding equity and equity-based awards and other instruments relating to the Company’s equity securities will become corresponding awards or instruments relating to the corresponding equity securities of the Texas corporation and, to the extent permitted by law and otherwise reasonably practicable, will continue on the same terms and conditions as in effect immediately prior to the Effective Time. The Texas corporation will remain responsible for all debts and liabilities of the Company.

Consummation of the Reincorporation is subject to the conditions set forth in the Plan of Conversion, including, among other things, the continued effectiveness of the Reincorporation Resolutions, receipt of the requisite stockholder approval for the Reincorporation and receipt of any regulatory or contractual approvals, consents, notices or filings that the Board or any duly authorized committee thereof determines to obtain. The Plan of Conversion may be terminated, and the Reincorporation may be abandoned or deferred, at any time prior to the Effective Time if the Board determines that doing so would be in the best interests of the Company and its stockholders. The Company will file an information statement with the U.S. Securities and Exchange Commission setting forth information regarding the Reincorporation prior to the Effective Time.

The foregoing description of the Plan of Conversion does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion of Virtu Financial, Inc., dated November 4, 2026.
99.1	Press Release of Virtu Financial, Inc., dated November 5, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: November 5, 2026